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                                                        EXHIBIT 21.1



                        SUBSIDIARIES OF THE REGISTRANT



The companies listed below are all of the subsidiaries of ACR Group, Inc. as of February 28, 2001. All of the companies are wholly-owned.


                  Name of Subsidiary                             State of Incorporation
------------------------------------------------------   ---------------------------------------
                   ACR Supply, Inc.                                       Texas
                  Total Supply, Inc.                                      Texas
                 Valley Supply, Inc.                                      Texas
           Heating and Cooling Supply, Inc.                              Nevada
              Ener-Tech Industries, Inc.                                Tennessee
             Florida Cooling Supply, Inc.                                 Texas
             West Coast HVAC Supply, Inc.                                 Texas
                Lifetime Filter, Inc.                                     Texas
          Contractors Heating & Supply, Inc.                              Texas
                CAC Distributors, Inc.                                    Texas